COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN PREMIER CALIFORNIA MUNICIPAL BOND FUND CLASS A SHARES
     AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX


     EXHIBIT A:
     ______________________________________________________
    |            |                  |        PREMIER      |
    |            |                  |       CALIFORNIA    |
    |   PERIOD   |   LEHMAN BROTHERS|       MUNICIPAL     |
    |            |       MUNICIPAL  |       BOND FUND     |
    |            |     BOND INDEX * |    (CLASS A SHARES) |
    |------------|------------------|---------------------|
    |  11/10/86  |          10,000  |               9,549 |
    |  1/31/87   |          10,476  |              10,025 |
    |  1/31/88   |          10,691  |               9,864 |
    |  1/31/89   |          11,607  |              10,803 |
    |  1/31/90   |          12,540  |              11,648 |
    |  1/31/91   |          13,699  |              12,749 |
    |  1/31/92   |          15,193  |              14,026 |
    |  1/31/93   |          16,687  |              15,397 |
    |  1/31/94   |          18,733  |              17,494 |
    |  1/31/95   |          18,066  |              16,735 |
    |  1/31/96   |          20,786  |              19,103 |
    |-----------------------------------------------------|

    * Source: Lehman Brothers